UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2015

Dyax Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-24537	04-3053198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Network Drive

Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(617) 225-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01. Other Events

On December 11, 2015, Dyax Corp. (“Dyax” or the “Company”) issued a press release announcing that it had established a record date of December 11, 2015 for a special meeting of stockholders of Dyax to be held on January 21, 2016. At the special meeting, the stockholders of Dyax will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated November 2, 2015, among Dyax, Shire Pharmaceuticals International, Parquet Courts, Inc. and Shire plc and upon other related matters.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this filing may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including with respect to the proposed acquisition of Dyax by Shire. All statements other than statements of historical or current facts included in this filing are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “predict”, “intend”, “plan”, “contemplate”, “project”, “potential”, “goal”, “continue”, “believe”, “will”, “likely”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Such statements are based upon the Company’s current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

Although the Company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. Such risks and uncertainties include risks and uncertainties related to the proposed transaction with Shire Pharmaceuticals International, Parquet Courts, Inc. and Shire plc including, but not limited to:

•	the expected timing and likelihood of completion of the pending merger;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require us to pay a termination fee;

•	the possibility the Company’s stockholders may not approve the merger;

•	the risk that the parties may not be able to satisfy the conditions to the proposed merger in a timely manner or at all;

•	the failure of the merger to close for any other reason;

•	the non-occurrence of the milestone event specified in the contingent value rights agreement;

•	risks related to disruption of management time from ongoing business operations due to the proposed merger;

•	limitations placed on our ability to operate the business by the merger agreement;

•	the outcome of any legal proceedings instituted against the Company and/or others relating to the merger agreement, and the transactions contemplated thereby, including the merger;

•	the risk that any announcements relating to the proposed merger could have adverse effects on the market price of the Company’s common stock;

•	the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its suppliers and customers, and on its operating results and businesses generally; and

•	certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism and natural disasters.

The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on factors that may affect the business and financial results of the company can be found in the filings of the Company made from time to time with the Securities and Exchange Commission (“SEC”). Unless indicated otherwise, the terms “Dyax” and “Company” each refer collectively to the Company and its subsidiaries.

Additional Information and Where to Find It

In connection with the merger, the Company will prepare a definitive proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company, preliminary versions of which have been filed with the SEC. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Dyax Corp., Attn: Investor Relations, 55 Network Drive, Burlington, Massachusetts 01803, telephone: (617) 225-2500, or from the Company’s website, http://www.dyax.com.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2015. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement, a preliminary version of which has been filed with the SEC, and other relevant documents regarding the merger, when filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.	Description

99.1	Press Release of Dyax Corp., dated December 11, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dyax Corp.

By:	/s/ Andrew D. Ashe
	Name:	Andrew D. Ashe
	Title:	Executive Vice President and General Counsel

Date: December 11, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Dyax Corp. dated December 11, 2015